Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-203163 on Form S-11 of our report dated May 26, 2015 relating to the combined statement of investments of real estate assets to be acquired by Seritage Growth Properties and financial statement schedule appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Chicago, Illinois
June 8, 2015